CONTACT:

David W. Fry

Executive Vice President, Treasurer and Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS 2008 SECOND QUARTER EARNINGS

INCREASED 36% FROM PRIOR YEAR COMPARABLE QUARTER

LAKE SUCCESS, NY – July 22, 2008 - Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three and six months ended June 30, 2008.

Net income for the second quarter ended June 30, 2008 was $6.5 million, an increase of $1.7 million, or 35.9%, from the $4.8 million earned in the second quarter of 2007. Diluted earnings per share for the second quarter was $0.32, an increase of $0.08, or 33.3%, from the $0.24 earned in the comparable quarter a year ago.

Net income for the six months ended June 30, 2008 was $13.7 million, an increase of $3.5 million, or 34.3%, from the $10.2 million earned in the comparable 2007 period. Diluted earnings per share for the six months ended June 30, 2008 was $0.68, an increase of $0.17, or 33.3%, from the $0.51 earned in the comparable 2007 period.

Core earnings, which exclude the effects of SFAS No. 159 and certain non recurring items, was $6.7 million, or $0.33 per diluted share, for the second quarter of 2008 the same as during the first quarter of 2008, and an increase of $1.6 million, or $0.07 per diluted share, from the $5.1 million, or $0.26 per diluted share, for the second quarter of 2007. Core earnings during the six months ended June 30, 2008 was $13.4 million, or $0.67 per diluted share, an increase of $3.3 million, or $0.16 per diluted share from the $10.1 million, or $0.51 per diluted share, for the six months ended June 30, 2007. For a reconciliation of core earnings and core earnings per share to GAAP net income and GAAP earnings per share, please refer to the tables in the section titled Reconciliation of GAAP and Core Earnings.

John R. Buran, President and Chief Executive Officer, stated: “We are pleased to report strong core earnings for the second quarter and first half of 2008. Core diluted earnings per share for the second quarter of 2008 matched that of the first quarter despite the charge of $0.02 per share recorded due to the annual grant of stock awards in the second quarter of 2008. Our strong operating performance for the second quarter was driven by net interest income that grew to a record level of $22.1 million for the quarter, as the net interest margin increased nine basis points from the prior quarter to 2.67% for the second quarter of 2008. Credit quality remained strong with non-performing loans at 0.22% of total assets.

“Our cost of funds continued to decline in the second quarter of 2008, primarily due to the Federal Open Market Committee (“FOMC”) rate reductions, which lowered the overnight rate 225 basis points during the first half of 2008 to 2.00% as of June 30, 2008. These rate reductions, combined with a decrease in rate-based deposit competition in the New York Market, translated into a reduction in our funding costs as we took advantage of several funding sources, mixing rate reductions with duration increases. As a result, we were able to reduce our cost of funds to 3.95% for the second quarter of 2008, a decline of 59 basis points from the fourth quarter of 2007. At June 30, 2008, we have $446.4 million of certificates of deposit, at a weighted-average rate of 4.15%, that will mature or reprice before the end of the year.

“We continue to implement the key elements of our strategic plan as we work towards transitioning to a more “commercial-like” bank. Deposit gathering initiatives by our business bankers have shown success in cross selling deposit products to both new and long-standing customers. Deposits at our internet branch, iGObanking.com, increased to $179.4 million at June 30, 2008, while our government banking initiative brought in $28.1 million of deposits during the first half of 2008. Commercial business and other loans increased $15.7 million during the first half of 2008 to $57.5 million at June 30, 2008.

“As we continue to grow the balance sheet, we are mindful of our capital requirements. The Bank continues to be well-capitalized under regulatory requirements, with tangible and risk-weighted capital ratios of 7.26% and 11.37%, respectively, at June 30, 2008.

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Flushing Financial Corporation

July 22, 2008

Page Two

“The Company has investments in perpetual preferred stocks issued by Fannie Mae and Freddie Mac. These investments are held in our available-for-sale securities portfolio. At June 30, 2008, these investments had a cost basis of $28.2 million, while the market value was $25.6 million. The continued turbulence in the housing markets, and speculation in the market about the future of Fannie Mae and Freddie Mac, has caused these investments to decline further in market value. Although we believe the recent declines in market value are temporary, we cannot guarantee that we will not need to record impairment charges if market values do not recover in the future.

“In summary, we remain pleased with the direction and pace of change in the organization as we move toward a more ‘commercial-like’ banking institution. We continue to expand and leverage our strengths in multicultural banking and mixed-use and multi-family lending, as we remain focused on delivering long-term value to our shareholders.”

Earnings Summary - Three Months Ended June 30, 2008

For the three months ended June 30, 2008, net interest income was $22.1 million, an increase of $4.0 million, or 22.3%, from $18.1 million for the three months ended June 30, 2007. The increase in net interest income is attributed to an increase in the average balance of interest-earning assets of $504.3 million, to $3,314.7 million for the quarter ended June 30, 2008, combined with an increase in the net interest spread of 14 basis points to 2.49% for the quarter ended June 30, 2008 from 2.35% for the comparable period in 2007. The yield on interest-earning assets decreased 30 basis points to 6.44% for the three months ended June 30, 2008 from 6.74% in the three months ended June 30, 2007. However, this was more than offset by a decline in the cost of funds of 44 basis points to 3.95% for the three months ended June 30, 2008 from 4.39% for the comparable prior year period. The net interest margin improved 10 basis points to 2.67% for the three months ended June 30, 2008 from 2.57% for the three months ended June 30, 2007. Excluding prepayment penalty income, the net interest margin would have been 2.57% and 2.38% for the three month periods ended June 30, 2008 and 2007, respectively.

The decline in the yield of interest-earning assets was primarily due to a 30 basis point reduction in the yield of the loan portfolio to 6.68% for the three months ended June 30, 2008 from 6.98% for the three months ended June 30, 2007. This decrease was primarily the result of adjustable rate loans adjusting down, as the rates declined throughout the first half of 2008, combined with a reduction in prepayment penalty income received during the three months ended June 30, 2008 as compared to the three months ended June 30, 2007. The yield on mortgage loans was positively impacted by the average rate on mortgage loans originated during the past twelve months being higher than the average rate of both the existing loan portfolio and mortgage loans which were paid-in-full during the period. The yield on the mortgage loan portfolio declined 26 basis points to 6.69% for the three months ended June 30, 2008 from 6.95% for the three months ended June 30, 2007. The yield on the mortgage loan portfolio, excluding prepayment penalty income, declined 15 basis points to 6.57% for the three months ended June 30, 2008 from 6.72% for the three months ended June 30, 2007. The decline in the yield of interest-earning assets was partially offset by an increase of $340.0 million in the average balance of the loan portfolio to $2,825.3 million for the three months ended June 30, 2008.

The decrease in the cost of interest-bearing liabilities is primarily attributed to the FOMC lowering the overnight interest rate to 2.00% as of June 30, 2008. Certificates of deposit, money market accounts and saving accounts decreased 46 basis points, 119 basis points and 26 basis points respectively, for the three months ended June 30, 2008 compared to the three months ended June 30, 2007. NOW accounts increased 104 basis points for the three months ended June 30, 2008 compared to the three months ended June 30, 2007. This increase in the average cost of NOW accounts is due to the introduction and promotion of new products which, although carrying a higher rate than other products in these types of accounts, had a lower rate during the quarter ended June 30, 2008 than the average cost of deposits. This resulted in a decrease in the cost of due to depositors of 57 basis points to 3.64% for the three months ended June 30, 2008 compared to the three months ended June 30, 2007. The cost of borrowed funds also declined 32 basis points to 4.65% for the three months ended June 30, 2008 compared to the three months ended June 30, 2007. The average balance of the higher-costing certificates of deposit and borrowed funds increased $68.3 million and $273.0 million, respectively, for the quarter ended June 30, 2008 compared to the prior year period. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $154.8 million for the quarter ended June 30, 2008 compared to the prior year period.

The net interest margin for the three months ended June 30, 2008 increased nine basis points to 2.67% from 2.58% for the quarter ended March 31, 2008. The yield on interest-earning assets decreased 22 basis points during the quarter, while the cost of interest-bearing liabilities decreased 30 basis points. Excluding prepayment penalty income, the net interest margin would have been 2.57% for the quarter ended June 30, 2008, an increase of 13 basis points from 2.44% for the quarter ended March 31, 2008.

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Flushing Financial Corporation

July 22, 2008

Page Three

A provision for loan losses of $0.3 million was provided for the three months ended June 30, 2008, the same as that provided in the first quarter of 2008. Prior to providing these provisions in 2008, the Company had not provided a provision for loan losses since 1999. The regular quarterly review of the allowance for loan losses resulted in management’s conclusion that this provision is necessary to maintain the allowance for loan losses at a level that provides for losses inherent in the loan portfolio.

Non-interest income for the three months ended June 30, 2008 was $2.7 million the same as during the comparable period in 2007. Increases of $0.2 million in dividends received on Federal Home Loan Bank of New York (“FHLB-NY”) stock, $0.1 million in income from Bank Owned Life Insurance ("BOLI") and a $0.3 million reduction in the loss attributed to changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159 was offset by decreases of $0.4 million in loan fee income, and a reduction of $0.2 million in the gain on sale of loans.

Non-interest expense was $14.3 million for the three months ended June 30, 2008, an increase of $1.0 million, or 7.9%, from $13.3 million for the three months ended June 30, 2007. The increase from the comparable prior year period is primarily attributed to increases of: $0.6 million in employee salary and benefit expenses, $0.2 million in professional services, and $0.2 million in other operating expenses, each of which is primarily attributed to the growth of the Bank over the past twelve months. The efficiency ratio was 57.6% and 61.9% for the three month periods ended June 30, 2008 and 2007, respectively.

Net income for the three months ended June 30, 2008 was $6.5 million, an increase of $1.7 million or 35.9%, as compared to $4.8 million for the three months ended June 30, 2007. Diluted earnings per share was $0.32 for the three months ended June 30, 2008, an increase of $0.08, or 33.3%, from $0.24 for the three months ended June 30, 2007.

Return on average equity was 11.1% for the three months ended June 30, 2008 compared to 8.8% for the three months ended June 30, 2007. Return on average assets was 0.7% for the three months ended June 30, 2008 compared to 0.6% for the three months ended June 30, 2007.

Earnings Summary - Six Months Ended June 30, 2008

For the six months ended June 30, 2008, net interest income was $42.8 million, an increase of $7.4 million, or 21.0%, from $35.4 million for the six months ended June 30, 2007. The increase in net interest income is attributed to an increase in the average balance of interest-earning assets of $502.1 million, to $3,262.0 million for the six months ended June 30, 2008, combined with an increase in the net interest spread of 10 basis points to 2.45% for the six months ended June 30, 2008 from 2.35% for the comparable period in 2007. The yield on interest-earning assets decreased 13 basis points to 6.55% for the six months ended June 30, 2008 from 6.68% for the six months ended June 30, 2007. However, this was more than offset by a decline in the cost of funds of 23 basis points to 4.10% for the six months ended June 30, 2008 from 4.33% for the comparable prior year period. The net interest margin improved six basis points to 2.62% for the six months ended June 30, 2008 from 2.56% for the six months ended June 30, 2007. Excluding prepayment penalty income, the net interest margin would have been 2.50% and 2.42% for the six month periods ended June 30, 2008 and 2007, respectively.

The decline in the yield of interest-earning assets was primarily due to a 12 basis point reduction in the yield of the loan portfolio to 6.80% for the six months ended June 30, 2008 from 6.92% for the six months ended June 30, 2007. This decrease was primarily the result of adjustable rate loans adjusting down, as rates declined throughout the first half of 2008. The yield was positively impacted by the average rate on mortgage loans originated during the past twelve months being higher than the average rate of both the existing loan portfolio and mortgage loans which were paid-in-full during the period. The yield on the mortgage loan portfolio declined nine basis points to 6.80% for the six months ended June 30, 2008 from 6.89% for the six months ended June 30, 2007. The yield on the mortgage loan portfolio, excluding prepayment penalty income, declined seven basis points to 6.65% for the six months ended June 30, 2008 from 6.72% for the six months ended June 30, 2007. The decline in the yield of interest-earning assets was partially offset by an increase of $349.8 million in the average balance of the loan portfolio to $2,779.0 million for the six months ended June 30, 2008.

The decrease in the cost of interest-bearing liabilities is primarily attributed to the FOMC lowering the overnight interest rate to 2.00% as of June 30, 2008. Certificates of deposit and money market accounts decreased 24 basis points and 67 basis points, respectively, for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. Savings accounts and NOW accounts increased 12 basis points and 124 basis points, respectively, for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. This increase in the average cost of Savings and NOW accounts is due to the introduction and promotion of new products which, although carrying a higher rate than other products in these types of accounts, had a lower rate during the six months ended June 30, 2008 than the average cost of deposits. This resulted in a decrease in the cost of due to depositors of 30 basis points to 3.84% for the six months ended June 30, 2008

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Flushing Financial Corporation

July 22, 2008

Page Four

compared to 4.14% for the six months ended June 30, 2007. The cost of borrowed funds also decreased 22 basis points to 4.69% for the six months ended June 30, 2008 compared to 4.91% for the six months ended June 30, 2007. The average balance of higher-costing certificates of deposit and borrowed funds increased $58.9 million and $273.8 million, respectively, for the six months ended June 30, 2008 compared to the prior year period. In addition, the combined average balances of lower-costing savings, money market and NOW accounts increased a total of $165.9 million for the six months ended June 30, 2008 compared to the prior year period.

A provision for loan losses of $0.6 million was provided for the six months ended June 30, 2008. There was no provision provided for the six months ended June 30, 2007. The regular quarterly review of the allowance for loan losses resulted in management’s conclusion that this provision is necessary to maintain the allowance for loan losses at a level that provides for losses inherent in the loan portfolio.

Non-interest income increased $0.3 million, or 5.0%, for the six months ended June 30, 2008 to $6.7 million, as compared to $6.4 million for the six months ended June 30, 2007. Increases of $0.5 million in dividends received from FHLB-NY stock and $0.3 million in income on BOLI due to the purchase of additional BOLI were partially offset by a $0.3 million decrease in gain on sale of loans and a $0.4 million decline in loan fee income. The six months ended June 30, 2008 includes income of $2.4 million representing a partial recovery of a loss sustained in 2002 on a WorldCom, Inc. senior note. This amount was received as a result of a class action litigation settlement. The changes in fair value of financial assets and financial liabilities carried at fair value under SFAS No. 159 was a loss of $1.9 million for the six months ended June 30, 2008, a decrease of $2.1 million from the $0.2 million gain recorded for the six months ended June 30, 2007.

Non-interest expense was $27.5 million for the six months ended June 30, 2008, an increase of $1.7 million, or 6.7%, from $25.8 million for the six months ended June 30, 2007. The increase from the comparable prior year period is primarily attributed to increases of: $0.9 million in employee salary and benefits, $0.4 million in professional services, $0.3 million in data processing expense, and $0.2 million in other operating expense each of which is primarily attributed to the growth of the Bank over the past twelve months. The efficiency ratio was 56.9% and 62.1% for the six month periods ended June 30, 2008 and 2007, respectively.

Net income for the six months ended June 30, 2008 was $13.7 million, an increase of $3.5 million or 34.3%, as compared to $10.2 million for the six months ended June 30, 2007. Diluted earnings per share was $0.68 for the six months ended June 30, 2008, an increase of $0.17, or 33.3%, from $0.51 in the six months ended June 30, 2007.

Return on average equity was 11.7% for the six months ended June 30, 2008 compared to 9.4% for the six months ended June 30, 2007. Return on average assets was 0.8% for the six months ended June 30, 2008 compared to 0.7% for the six months ended June 30, 2007.

Balance Sheet Summary

At June 30, 2008, total assets were $3,573.2 million, an increase of $218.7 million, or 6.5%, from $3,354.5 million at December 31, 2007. Total loans, net increased $148.5 million, or 5.5%, during the six months ended June 30, 2008 to $2,850.7 million from $2,702.1 million at December 31, 2007. At June 30, 2008, loan applications in process totaled $320.6 million, compared to $281.4 million at June 30, 2007 and $201.0 million at December 31, 2007.

The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the six months
	ended June 30,		ended June 30,
(In thousands)	2008	2007	2008	2007
Multi-family residential	$28,487	$55,941	$75,969	$113,599
Commercial real estate	49,978	62,032	92,911	100,706
One-to-four family – mixed-use property	37,284	48,180	71,902	91,734
One-to-four family – residential	25,824	10,293	93,845	17,538
Construction	8,606	14,276	18,108	25,376
Commercial business and other loans	14,810	22,811	34,354	48,293
Total	$164,989	$213,533	$387,089	$397,246

Loan purchases included in the table above totaled $65.3 million and $9.1 million for the six months ended June 30, 2008 and 2007, respectively, and $12.4 million for the three months ended June 30, 2008. There were no loan purchases in the three month period ended June 30, 2007.

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Flushing Financial Corporation

July 22, 2008

Page Five

As the Bank continues to increase its loan portfolio, management continues to adhere to the Bank’s conservative underwriting standards. As a result, the Bank has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $7.9 million at June 30, 2008 compared to $5.9 million at December 31, 2007 and $6.5 million at June 30, 2007. Included in non-performing assets at June 30, 2008 is a construction loan for $1.0 million that is 90 days or more past due but still accruing interest. The Company anticipates the construction loan, based on current facts and circumstances, will pay-in-full during the third quarter, with the Bank receiving all amounts, principal and interest, due under the terms of the loan. Total non-performing assets as a percentage of total assets was 0.22% at June 30, 2008 compared to 0.18% at December 31, 2007 and 0.21% as of June 30, 2007. The ratio of allowance for loan losses to total non-performing loans was 88% at June 30, 2008, compared to 113% at December 31, 2007 and 105% at June 30, 2007.

During the six months ended June 30, 2008, mortgage-backed securities increased $31.7 million to $394.4 million, while other securities decreased $1.9 million to $75.5 million. During the six months ended June 30, 2008, there were purchases of $67.7 million of mortgage-backed securities. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

Total liabilities were $3,333.7 million at June 30, 2008, an increase of $212.8 million, or 6.8%, from December 31, 2007. During the six months ended June 30, 2008, due to depositors increased $153.0 million to $2,156.0 million, as a result of increases of $98.3 million in certificates of deposit and core deposits of $54.7 million. The increase in certificates of deposit is attributed to an increase in brokered deposits of $121.9 million, partially offset by a decrease in retail certificates of deposit of $23.6 million. Borrowed funds increased $36.0 million to partially fund loan growth. In addition, mortgagors’ escrow deposits increased $5.2 million during the six months ended June 30, 2008.

Total stockholders’ equity increased $5.9 million, or 2.5%, to $239.6 million at June 30, 2008 from $233.7 million at December 31, 2007. Net income of $13.7 million for the six months ended June 30, 2008 was partially offset by a net after-tax decrease of $7.0 million on the market value of securities available for sale, $5.2 million of cash dividends declared and paid during the six months ended June 30, 2008, and a $0.6 million after-tax charge as a result of the adoption of EITF Issue No. 06-4, which requires the accrual of the post-retirement cost of endorsement split-dollar life insurance arrangements with employees. The exercise of stock options increased stockholders’ equity by $2.6 million, including the income tax benefit realized by the Company upon the exercise of the options. Book value per share was $11.10 at June 30, 2008, compared to $10.96 per share at December 31, 2007 and $10.54 per share at June 30, 2007.

The Company did not repurchase any shares during the quarter ended June 30, 2008 under its current stock repurchase program. At June 30, 2008, 362,050 shares remain to be repurchased under the current stock repurchase program.

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Flushing Financial Corporation

July 22, 2008

Page Six

Reconciliation of GAAP and Core Earnings

Although core earnings are not a measure of performance calculated in accordance with GAAP, the Company believes that its core earnings are an important indication of performance through ongoing operations. The Company believes that core earnings are useful to management and investors in evaluating its ongoing operating performance, and in comparing its performance with other companies in the banking industry, particularly those that have not adopted SFAS No. 159. Core earnings should not be considered in isolation or as a substitute for GAAP earnings. During the periods presented the Company calculated core earnings by adding back or subtracting the fair value gain or loss recorded under SFAS No.159 and the income or expense of certain non-recurring items listed below.

	Three Months Ended			Six Months Ended
	June 30, 2008	June 30, 2007	March 31, 2008	June 30, 2008	June 30, 2007
	(In thousands, except per share data)

GAAP net income	$6,499	$4,781	$7,151	$13,650	$10,167
Net (gain) loss under SFAS No. 159,
net of tax	189	354	895	1,085	(95)
Partial recovery of WorldCom, Inc.
loss, net of tax	-	-	(1,352)	(1,352)	-
Core net income	$6,688	$5,135	$6,694	$13,383	$10,072

GAAP diluted earnings per share	$0.32	$0.24	$0.36	$0.68	$0.51
Net (gain) loss under SFAS No. 159,
net of tax	0.01	0.02	0.04	0.06	-
Partial recovery of WorldCom, Inc.
loss, net of tax	-	-	(0.07)	(0.07)	-
Core diluted earnings per share	$0.33	$0.26	$0.33	$0.67	$0.51

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingsavings.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

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Flushing Financial Corporation	July 22, 2008 – Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$65,031	$36,148
Securities available for sale:
Mortgage-backed securities	394,445	362,729
Other securities	75,459	77,371
Loans:
Multi-family residential	973,087	964,455
Commercial real estate	689,520	625,843
One-to-four family - mixed-use property	733,400	686,921
One-to-four family - residential	235,132	161,666
Co-operative apartments	6,516	7,070
Construction	105,580	119,745
Small Business Administration	20,143	18,922
Taxi medallion	20,443	68,250
Commercial business and other	57,486	41,796
Net unamortized premiums and unearned loan fees	16,283	14,083
Allowance for loan losses	(6,934)	(6,633)
Net loans	2,850,656	2,702,118
Interest and dividends receivable	16,179	15,768
Bank premises and equipment, net	23,353	23,936
Federal Home Loan Bank of New York stock	45,119	42,669
Bank owned life insurance	53,363	52,260
Goodwill	16,127	16,127
Core deposit intangible	2,576	2,810
Other assets	30,919	22,583
Total assets	$3,573,227	$3,354,519

LIABILITIES
Due to depositors:
Non-interest bearing	$73,983	$69,299
Interest-bearing:
Certificate of deposit accounts	1,265,713	1,167,399
Savings accounts	384,447	354,746
Money market accounts	304,147	340,694
NOW accounts	127,690	70,817
Total interest-bearing deposits	2,081,997	1,933,656
Mortgagors' escrow deposits	27,669	22,492
Borrowed funds	1,108,551	1,072,551
Other liabilities	41,466	22,867
Total liabilities	3,333,666	3,120,865

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized; 21,590,197 shares and 21,321,564 shares issued at June 30, 2008 and December 31,
2007, respectively; 21,585,979 shares and 21,321,564 shares outstanding at
June 30, 2008 and December 31, 2007, respectively)	216	213
Additional paid-in capital	79,546	74,861
Treasury stock (4,218 and none at June 30, 2008 and
December 31, 2007, respectively)	(80)	-
Unearned compensation	(1,704)	(2,110)
Retained earnings	169,430	161,598
Accumulated other comprehensive loss, net of taxes	(7,847)	(908)
Total stockholders' equity	239,561	233,654

Total liabilities and stockholders' equity	$3,573,227	$3,354,519

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Flushing Financial Corporation	July 22, 2008 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2008	2007	2008	2007

Interest and dividend income
Interest and fees on loans	$47,166	$43,367	$94,477	$84,031
Interest and dividends on securities:
Interest	5,081	3,820	10,036	7,746
Dividends	936	104	1,800	206
Other interest income	179	80	476	179
Total interest and dividend income	53,362	47,371	106,789	92,162

Interest expense
Deposits	18,356	18,889	37,988	36,308
Other interest expense	12,913	10,412	25,993	20,479
Total interest expense	31,269	29,301	63,981	56,787

Net interest income	22,093	18,070	42,808	35,375
Provision for loan losses	300	-	600	-
Net interest income after provision for loan losses	21,793	18,070	42,208	35,375

Non-interest income
Loan fee income	698	1,080	1,396	1,792
Banking services fee income	396	381	838	768
Net gain on sale of loans held for sale	-	137	31	239
Net gain on sale of loans	47	71	69	137
Net gain (loss) from fair value adjustments	(339)	(634)	(1,941)	171
Federal Home Loan Bank of New York stock dividends	854	663	1,735	1,238
Bank owned life insurance	549	424	1,103	853
Other income	536	621	3,482	1,196
Total non-interest income	2,741	2,743	6,713	6,394

Non-interest expense
Salaries and employee benefits	6,827	6,234	13,281	12,381
Occupancy and equipment	1,585	1,608	3,221	3,233
Professional services	1,386	1,195	2,769	2,391
Data processing	928	867	1,973	1,711
Depreciation and amortization	597	604	1,191	1,197
Other operating expenses	3,001	2,771	5,106	4,889
Total non-interest expense	14,324	13,279	27,541	25,802

Income before income taxes	10,210	7,534	21,380	15,967

Provision for income taxes
Federal	2,931	2,315	6,095	4,962
State and local	780	438	1,635	838
Total taxes	3,711	2,753	7,730	5,800

Net income	$6,499	$4,781	$13,650	$10,167

Basic earnings per share	$0.33	$0.24	$0.69	$0.52
Diluted earnings per share	$0.32	$0.24	$0.68	$0.51
Dividends per share	$0.13	$0.12	$0.26	$0.24

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Flushing Financial Corporation	July 22, 2008 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands Except Share Data)

(Unaudited)

	At or for the three months				At or for the six months
	ended June 30,				ended June 30,
	2008		2007		2008		2007
Per Share Data
Basic earnings per share	$0.33		$0.24		$0.69		$0.52
Diluted earnings per share	$0.32		$0.24		$0.68		$0.51
Average number of shares outstanding for:
Basic earnings per share computation	19,952,658		19,552,896		19,877,408		19,550,845
Diluted earnings per share computation	20,198,593		19,790,087		20,077,985		19,798,242
Book value per share (based on 21,585,979
and 21,253,363 shares outstanding at
June 30, 2008 and 2007, respectively)	11.10		10.54		11.10		10.54

Average Balances
Total loans, net	$2,825,270		$2,485,258		$2,779,031		$2,429,242
Total interest-earning assets	3,314,705		2,810,404		3,261,979		2,759,917
Total assets	3,505,137		2,971,938		3,451,608		2,921,588
Total due to depositors	2,015,238		1,792,172		1,978,718		1,753,897
Total interest-bearing liabilities	3,167,284		2,668,720		3,122,074		2,620,884
Stockholders' equity	235,089		217,757		234,085		216,255

Performance Ratios (1)
Return on average assets	0.74%		0.64%		0.79%		0.70%
Return on average equity	11.06		8.78		11.66		9.40
Yield on average interest-earning assets	6.44		6.74		6.55		6.68
Cost of average interest-bearing liabilities	3.95		4.39		4.10		4.33
Interest rate spread during period	2.49		2.35		2.45		2.35
Net interest margin	2.67		2.57		2.62		2.56
Non-interest expense to average assets	1.63		1.79		1.60		1.77
Efficiency ratio	57.59		61.92		56.85		62.07
Average interest-earning assets to average
interest-bearing liabilities	1.05	X	1.05	X	1.04	X	1.05	X

(1)	Ratios for the quarters and six months ended June 30, 2008 and 2007 are presented on an annualized basis.

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Flushing Financial Corporation	July 22, 2008 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	At or for the six	At or for the year
	months ended	ended
	June 30, 2008	December 31, 2007

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.26%	7.27%
Leverage and core capital (minimum requirement = 3%)	7.26	7.27
Total risk-based capital (minimum requirement = 8%)	11.37	11.20

Capital ratios:
Average equity to average assets	6.78%	7.19%
Equity to total assets	6.70	6.97

Asset quality:
Non-accrual loans	$6,865	$5,140
Non-performing loans	7,865	5,893
Non-performing assets	7,865	5,893
Net charge-offs	299	424

Asset quality ratios:
Non-performing loans to gross loans	0.28%	0.22%
Non-performing assets to total assets	0.22	0.18
Allowance for loan losses to gross loans	0.24	0.25
Allowance for loan losses to non-performing assets	88.16	112.57
Allowance for loan losses to non-performing loans	88.16	112.57

Full-service customer facilities	14	14

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Flushing Financial Corporation	July 22, 2008 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the three months ended June 30,
	2008				2007
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,711,194	$45,342	6.69%		$2,397,978	$41,667	6.95%
Other loans, net (1)	114,076	1,824	6.40		87,280	1,700	7.79
Total loans, net	2,825,270	47,166	6.68		2,485,258	43,367	6.98
Mortgage-backed securities	370,665	4,772	5.15		275,818	3,361	4.87
Other securities	79,770	1,245	6.24		42,631	563	5.28
Total securities	450,435	6,017	5.34		318,449	3,924	4.93
Interest-earning deposits and
federal funds sold	39,000	179	1.84		6,697	80	4.78
Total interest-earning assets	3,314,705	53,362	6.44		2,810,404	47,371	6.74
Other assets	190,432				161,534
Total assets	$3,505,137				$2,971,938

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$374,567	1,912	2.04		$299,607	1,721	2.30
NOW accounts	112,657	680	2.41		57,077	195	1.37
Money market accounts	296,297	2,225	3.00		272,067	2,848	4.19
Certificate of deposit accounts	1,231,717	13,521	4.39		1,163,421	14,109	4.85
Total due to depositors	2,015,238	18,338	3.64		1,792,172	18,873	4.21
Mortgagors' escrow accounts	40,972	18	0.18		38,442	16	0.17
Total deposits	2,056,210	18,356	3.57		1,830,614	18,889	4.13
Borrowed funds	1,111,074	12,913	4.65		838,106	10,412	4.97
Total interest-bearing liabilities	3,167,284	31,269	3.95		2,668,720	29,301	4.39
Non interest-bearing deposits	81,278				65,958
Other liabilities	21,486				19,503
Total liabilities	3,270,048				2,754,181
Equity	235,089				217,757
Total liabilities and equity	$3,505,137				$2,971,938

Net interest income /
net interest rate spread		$22,093	2.49%			$18,070	2.35%

Net interest-earning assets /
net interest margin	$147,421		2.67%		$141,684		2.57%

Ratio of interest-earning assets to
interest-bearing liabilities			1.05	X			1.05	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.8 million and $1.3 million for the three-month periods ended June 30, 2008 and 2007, respectively.

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Flushing Financial Corporation	July 22, 2008 – Page Twelve

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the six months ended June 30,
	2008				2007
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net (1)	$2,655,935	$90,254	6.80%		$2,349,576	$80,931	6.89%
Other loans, net (1)	123,096	4,223	6.86		79,666	3,100	7.78
Total loans, net	2,779,031	94,477	6.80		2,429,242	84,031	6.92
Mortgage-backed securities	365,078	9,400	5.15		280,547	6,834	4.87
Other securities	78,483	2,436	6.21		42,608	1,118	5.25
Total securities	443,561	11,836	5.34		323,155	7,952	4.92
Interest-earning deposits and
federal funds sold	39,387	476	2.42		7,520	179	4.76
Total interest-earning assets	3,261,979	106,789	6.55		2,759,917	92,162	6.68
Other assets	189,629				161,671
Total assets	$3,451,608				$2,921,588

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Savings accounts	$367,561	4,086	2.22		$287,006	3,012	2.10
NOW accounts	93,901	1,100	2.34		52,600	289	1.10
Money market accounts	306,649	5,193	3.39		262,617	5,332	4.06
Certificate of deposit accounts	1,210,607	27,575	4.56		1,151,674	27,637	4.80
Total due to depositors	1,978,718	37,954	3.84		1,753,897	36,270	4.14
Mortgagors' escrow accounts	35,613	34	0.19		33,084	38	0.23
Total deposits	2,014,331	37,988	3.77		1,786,981	36,308	4.06
Borrowed funds	1,107,743	25,993	4.69		833,903	20,479	4.91
Total interest-bearing liabilities	3,122,074	63,981	4.10		2,620,884	56,787	4.33
Non interest-bearing deposits	75,004				65,632
Other liabilities	20,445				18,817
Total liabilities	3,217,523				2,705,333
Equity	234,085				216,255
Total liabilities and equity	$3,451,608				$2,921,588

Net interest income /
net interest rate spread		$42,808	2.45%			$35,375	2.35%

Net interest-earning assets /
net interest margin	$139,905		2.62%		$139,033		2.56%

Ratio of interest-earning assets to
interest-bearing liabilities			1.04	X			1.05	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $2.1 million and $2.0 million for the six-month periods ended June 30, 2008 and 2007, respectively.

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